12,210,840 SHARES


                             MORGANS HOTEL GROUP CO.

                     COMMON STOCK ($.01 PAR VALUE PER SHARE)





                             UNDERWRITING AGREEMENT
          July 19, 2007



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                                                                   July 19, 2007


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
As representatives of the several Underwriters
Named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
    4 World Financial Center, 250 Vesey Street
    New York, New York 10080

Dear Sirs and Mesdames:

         Morgans Hotel Group Co., a Delaware corporation (the "COMPANY") confirms its agreement with each of the several Underwriters named in Schedule I hereto (the "UNDERWRITERS"), for whom Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the "REPRESENTATIVES"), whereby the Company and certain shareholders of the Company (the "SELLING SHAREHOLDERS") named on Schedule II hereto severally propose to sell to the several Underwriters an aggregate of 12,210,840 shares of the common stock, $.01 par value per share, of the Company (the "FIRM SHARES"), of which 2,777,495 shares are to be issued and sold by the Company and an aggregate of 9,433,345 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule II hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,831,600 shares of its common stock, $.01 par value per share (the "ADDITIONAL SHARES"), if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock, $.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (No. 333-144150), including a prospectus, relating to the registration of certain shares of Common Stock (the "SHELF SECURITIES"), to be sold from time to time by the Selling Shareholders and the Company. The registration statement, as it relates to the Shares being sold in this offering, as amended to the date of this Agreement, including the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred

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                                                                               2

to as the "REGISTRATION STATEMENT"; and the related prospectus covering the Shelf Securities dated July 9, 2007 and in the form first used to confirm sales of the Shelf Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "BASIC PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities
Act) is hereinafter referred to as the "PROSPECTUS," and the term "preliminary prospectus" means any preliminary form of the Prospectus.

         For purposes of this Agreement, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act, "TIME OF SALE PROSPECTUS" means the preliminary prospectus identified on Schedule III hereto, together with the free writing prospectuses, if any, identified on Schedule III hereto and any other information identified in Schedule III hereto, and "BROADLY AVAILABLE ROAD SHOW" means a "BONA FIDE ELECTRONIC ROAD SHOW" as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms "Registration Statement," "Basic Prospectus," "preliminary prospectus," "Time of Sale Prospectus" and "Prospectus" shall include the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT," and "AMEND" as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are incorporated by reference therein.

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

         (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became
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                                                                               3

effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement complies, and the Prospectus, as of its date, will comply and the Registration Statement and the Prospectus, as amended or supplemented, if applicable, as of the Closing Date (as defined in Section 5), will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus, at the time of the communication of the public offering price and other information referred to in Schedule III hereto and at the Closing Date (as defined in Section 6), will not, and the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, and any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, when considered together as a whole with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act (and to which the Underwriters have not objected in accordance with the provisions of Section 7(c) of this Agreement), or the Prospectus based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are in all material respects based on or derived from sources that the Company believes to be reliable and accurate.

         (d) The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the
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                                                                               4

Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in
Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

         (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the necessary corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which, the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

         (f) Morgans Group LLC, a Delaware limited liability company (the "OPERATING COMPANY") has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the necessary power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus. The Operating Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; and the Company is the managing member of the Operating Company and the holder of membership units in the Operating Company ("OC UNITS") representing an aggregate ownership interest in the Operating Company of approximately 97.1%.

         (g) Each entity set forth on Schedule IV hereto (each an "MHG BUSINESS ENTITY") has been duly organized, is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that a failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock, membership interests or partnership interests of each MHG Business Entity have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company and by the Operating Company, directly or indirectly, free and clear of all liens, encumbrances, security
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                                                                               5

interests or similar claims. The Operating Company and the MHG Business Entities are collectively referred to herein as the "SUBSIDIARIES".

         (h) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

         (i) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

         (j) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (k) The Company has the power and authority to execute and deliver this Agreement and to consummate the transactions described herein.

         (l) This Agreement has been duly authorized, executed and delivered by the Company.

         (m) Except for restrictions imposed by agreements disclosed in the Time of Sale Prospectus, the Operating Company is not prohibited or restricted from making distributions with respect to the OC Units or from repaying to the Company or any other subsidiary of the Company any amounts which may from time to time become due under any loans or advances to the Operating Company.

         (n) Neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except for such breaches and defaults which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (o) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and therein will not (A) conflict with, or result in any breach of, or constitute a default under nor constitute any event which (with notice, lapse of time, or both) would constitute a breach of, or default under: (1) any provision of the organizational documents of the Company or any Subsidiary, (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or
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                                                                               6

their assets or properties may be bound or affected, (3) any law or regulation binding upon or applicable to the Company or any Subsidiary or any of their respective properties or assets or (4) any decree, judgment or order applicable to the Company or any Subsidiary; or (B) result in the creation or imposition of any lien, security interest or similar claim upon any property or assets of the Company or any Subsidiary, except in each case described in clauses (A)(2) through (4) of this sentence for such conflicts, breaches, defaults and violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and in the case described in clause (B) of this sentence for liens, security interests or similar claims in connection with certain indebtedness described in the Time of Sale Prospectus.

         (p) No consent, approval, authorization or order of or filing, registration or qualification with, any governmental body or agency is required in connection with the Company's execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein by the Company, including the Company's issuance of up to 4,609,095 shares in connection with this offering, other than (A) such as have been obtained and made or will have been obtained and made on or prior to the Closing Date, (B) any necessary qualification under the securities or "blue sky" laws of the various jurisdictions in which the Shares are being offered by the Underwriters, or (C) the absence of which would not reasonably be expected to have a Material Adverse Effect.

         (q) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Time of Sale Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, other than any such violations, defaults, or revocations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

         (r) The Company and its subsidiaries have good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Time of Sale Prospectus as owned by them (the "COMPANY PROPERTIES"), and ownership of all material personal property described in the Time of Sale Prospectus as owned by them, in each case free and clear of all liens, encumbrances, security interests, similar claims and defects in such title (collectively, the "ENCUMBRANCES"), except such Encumbrances that are
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                                                                               7

disclosed in the Time of Sale Prospectus or would not reasonably be expected to materially and adversely affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real or personal property held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases (such leases, the "COMPANY LEASES") with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property. Neither the Company nor any of its subsidiaries is in default under any of the Company Leases, relating to, or any agreement evidencing an Encumbrance on, any Company Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries knows of any event, which but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements that would reasonably be expected to have a Material Adverse Effect.

         (s) Each parcel of real property leased or owned by the Company or the Subsidiaries complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects, except such failure to comply, which does not materially and adversely affect the value of any such property and will not result in a forfeiture or reversion of title; neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting any such property or any part thereof, and the Company does not know of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated would reasonably be expected to have a Material Adverse Effect.

         (t) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, or in the earnings, business or operations of the Company from that set forth in the Time of Sale Prospectus.

         (u) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than (A) proceedings accurately described in all material respects in the Time of Sale Prospectus or (B) proceedings that would not reasonably be expected to have a Material Adverse Effect, (ii) that would have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, or (iii) that are required to be described in the Registration Statement or the Time of Sale Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Time of Sale Prospectus or to be filed as exhibits to the Registration Statement that are not so described in all material respects or filed as required.
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                                                                               7

         (v) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         (w) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the Company's net proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (x) Except as would not be reasonably expected to have a Material Adverse Effect, (i) none of the Company, the Subsidiaries or, to the knowledge of the Company and the Subsidiaries, any director, officer, agent, employee or other person (in each case, while acting on behalf of the Company or the Subsidiaries) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), (ii) the Company and the Subsidiaries have conducted their businesses in compliance with the FCPA, and (iii) the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

         (y) Except as would not be reasonably expected to have a Material Adverse Effect, (i) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING LAWS") and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

         (z) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
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                                                                               9

         (aa) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (bb) All U.S. federal, state and other income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid or provision has been made for their payment, except for any such tax or other assessment that (i) is currently being contested in good faith, or
(ii) would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (cc) Except as disclosed in the Time of Sale Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

         (dd) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and the Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

         (ee) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, all material licenses, inventions, copyrights, know-how (including trade secrets and other confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except such as the failure to own, possess or be able to acquire on reasonable terms would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

         (ff) Except as listed on Schedule VI hereto, (i) no material labor dispute with the employees of the Company or any of the Subsidiaries exists, or, to the
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                                                                              10

knowledge of the Company is imminent; and (ii) the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which would reasonably be expected to have a Material Adverse Effect.

         (gg) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

         (hh) Each of the Company and the Subsidiaries maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company's most recent audited fiscal year, there has been no material weakness in the Company's internal control over financial reporting (whether or not remediated).

         (ii) The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "SARBANES-OXLEY ACT").

         (jj) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

         2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

         (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.
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                                                                              11

         (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (A) any provision of applicable law, (B) the certificate of incorporation or by-laws or other organizational documents of such Selling Shareholder, (C) any agreement or other instrument binding upon such Selling Shareholder or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in each case described in clauses (A), (C) and (D) of this sentence, such as would not, individually or in the aggregate, materially impair such Selling Shareholder from consummating the transactions contemplated hereby.

         (c) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as (A) would not, individually or in the aggregate, materially impair such Selling Shareholder from consummating the transactions contemplated hereby or (B) may be required by the securities or "blue sky" laws of the various states in connection with the offer and sale of the Shares.

         (d) Such Selling Shareholder has, and on the Closing Date will have the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

         (e) Upon payment of the purchase price by the Underwriters for the Shares being sold by such Selling Shareholder and the delivery by such Selling Shareholder to Cede & Co. ("CEDE") or such other nominee as may be designated by The Depository Trust Company ("DTC") of the Shares being sold by such Selling Shareholder registered in the name of Cede or such other nominee designated by DTC, both as provided for in this Agreement, and the crediting of such Shares to the account of the Underwriters with DTC, Cede or such other nominee designated by DTC will be a "protected purchaser" (as defined in Section 8-303 of the New York Uniform Commercial Code (the "CODE")) of such Shares, the Underwriters will acquire a valid "security entitlement" (within the meaning of Section 8-501 of the Code) to such Shares, and no action based on an "adverse claim" (as defined in Section 8-102 of the Code) may be asserted against the Underwriters with respect to such security entitlement (assuming that the Underwriters are without notice of any such adverse claim); for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the Code and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the Code.

         (f) Such Selling Shareholder (or in the case of NCIC MHG Subsidiary LLC or NorthStar Partnership, L.P., the committee of directors not affiliated with management of NorthStar Capital Investment Corp., in recommending the sale of its Shares to the board of directors of NorthStar Capital Investment Corp.) was not prompted by any material information concerning the business operations or strategy of the Company and its subsidiaries that is not either (a) publicly disclosed or (b) set forth in the Time of Sale Prospectus.

         (g) The name and address of such Selling Shareholder, the number of shares of Common Stock beneficially owned by such Selling Shareholder after giving effect to the sale of the Shares being sold by such Selling Shareholder and the number of Shares made available for sale by such Selling Shareholder (collectively, the "SELLING SHAREHOLDER INFORMATION") does not, and at the Closing Date (as defined in Section 5) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $21.5157 a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 1,831,600 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock and such securities convertible into or exercisable or exchangeable for common stock, together the "MHG CO. SECURITIES") or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of MHG Co. Securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any MHG Co. Securities.

         The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder and (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance by the Company of MHG Co. Securities under the Company's 2007 Omnibus Stock Incentive Plan described in the Time of Sale Prospectus, (D) the issuance by the Company of shares of Common Stock, or by the Operating Company of OC Units, as consideration for one or more acquisitions, provided that (i) the aggregate market value of all such shares of Common Stock, including shares of Common Stock issuable upon conversion of any such OC Units, does not exceed 15% of the market capitalization of the Company as of 4:30 p.m. (New York City time) on the Closing Date, and (ii) the recipients of any such shares of Common Stock or OC Units shall enter into a written agreement agreeing to the restrictions set forth in the preceding paragraph and this paragraph, and (E) the filing of any registration statement on Form S-8 in respect of any employee benefit plan.

         4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares on the terms set forth in the Time of Sale Prospectus as soon after this Agreement has become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $22.50 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $0.59 per share under the Public Offering Price.

         5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on July 25, 2007, or at such other time on the same or such other date, not later than August 1, 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than August 31, 2007, as shall be designated in writing by you.

         The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters' Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Prospectus, as amended or supplemented, in relation to the Shares, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect or shall be pending or, to the knowledge of the Company, threatened by the Commission.

         The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

              (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or the Operating Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

              (ii) there shall not have occurred any change, or any development involving a prospective change, in the financial condition, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer (i) of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         Each officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartson LLP, counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit A.

         (d) The Underwriters shall have received on the Closing Date an opinion of counsel for each Selling Shareholder, dated the Closing Date, substantially in the form attached hereto as Exhibit B.

         (e) The Underwriters shall have received on the Closing Date an opinion, in form and substance satisfactory to the Underwriters, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date.

         The opinion of Hogan & Hartson LLP described in Section 6(c) above (and any opinions of counsel for any Selling Shareholder referred to above) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

         (f) The Underwriters shall have received, on the date hereof a letter dated the date hereof from BDO Seidman, LLP, independent public accountants, substantially in the form attached hereto as Exhibit C.

         (g) The Underwriters shall have received, on the Closing Date, a "bring-down" letter dated the Closing Date of BDO Seidman, LLP that shall use a "cut-off date" not earlier than the date hereof.

         (h) The "lock-up" agreements, each substantially in the form attached as Exhibit D hereto, between you and the executive officers and directors of the Company listed on Schedule V hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To furnish to each Representative, without charge, a conformed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter if requested by any such Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference, except for such documents that are publicly available on EDGAR) and to furnish to you in New York City, without charge, prior to 2:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein, except for such documents that are publicly available on EDGAR, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus prior to the completion of this offering, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company in connection with this offering of Shares and not to use or refer to any proposed free writing prospectus to which you reasonably object.

         (d) Without the consent of the Representatives, not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

         (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

         (f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities
Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (g) To endeavor to qualify the Shares for offer and sale under the securities or "blue sky" laws of such jurisdictions as you shall reasonably request.

         (h) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2008 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, (a) the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares sold by the Company to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (but excluding the cost of any aircraft chartered in connection with the road show), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section, and (b) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each Selling Shareholder severally agrees with the Underwriters to pay or cause to be paid all fees and expenses incident to the performance of such Selling Shareholder's obligations under this Agreement which are otherwise specifically provided for herein, including, but not limited to (i) fees and expenses of counsel and other advisors for such Selling Shareholder and (ii) taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. It is understood, however, that except as provided in this Section, Section 11 entitled "Indemnity and Contribution" and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

         9. Covenants of the Selling Shareholders. Each Selling Shareholder severally covenants with the Company and the Underwriters not to create, use or refer to any proposed free writing prospectus without the consent of the Company and the Representatives.

         10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to create, use or refer to any proposed free writing prospectus without the consent of the Company and the Representatives.

         11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (b) The Company agrees to indemnify and hold harmless each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities

(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Selling Shareholder Information of such Selling Shareholder.

         (c) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Underwriters and the Company, each person, if any, who controls any Underwriter or the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company to such Selling Shareholder, but only with reference to the Selling Shareholder Information. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph, and under the contribution agreement contained in paragraph (f) of this Section 11, shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

         (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

         (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), 11(c) or 11(d), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (f) To the extent the indemnification provided for in Section 11(a), 11(b), 11(c) or 11(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(f)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be equal to the total net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (g) The Company, each Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (h) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect in accordance with their specified terms and duration regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, their officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,
(iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

         13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its respective obligations under this Agreement, the Company and any defaulting Selling Shareholder (severally and not jointly) agree to promptly reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be delivered, mailed or sent to 4 World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080, Attention: Equity Syndicate Desk, with a copy to the Office of General Counsel and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered, mailed or sent to 475 Tenth Avenue, New York, New York 10018,
Attention: Chief Legal Officer; and if to a Selling Shareholder shall be delivered, mailed or sent to NorthStar Capital Investment Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attention: Chief Operating Officer and SORCO Interfund LLC, c/o Soros Fund Management LLC, 888 Seventh Avenue, New York, New York 10106, Attention: Robert Soros and Jay Schoenfarber, with a copy to Akin, Gump, Strauss, Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10027, Attention: Patrick Dooley.

         18. No Fiduciary Duty. The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person,
(ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

                                           Very truly yours,
                                           MORGANS HOTEL GROUP CO.,
                                           By: /s/ DAVID SMAIL
                                               -------------------------------
                                               Name:  David Smail
                                               Title: Executive Vice President
                                                      and Chief Legal Officer

                                           NCIC MHG SUBSIDIARY LLC,

                                           By: NORTHSTAR CAPITAL INVESTMENT
                                               CORP., its managing member

                                           By: /s/ RICHARD J. McCREADY
                                               ------------------------------
                                               Name:  Richard J. McCready
                                               Title: President



                                           NORTHSTAR PARTNERSHIP L.P.,

                                           By: NORTHSTAR CAPITAL INVESTMENT
                                               CORP., its general partner

                                               /s/ RICHARD J. McCREADY
                                               -------------------------------
                                               Name:  Richard J. McCready
                                               Title: President

                                           SORCO INTERFUND LLC,

                                           By: /s/ JAY A. SCHOENFARBER
                                               -------------------------------
                                               Name:  Jay A. Schoenfarber
                                               Title: Attorney-in-Fact

Accepted as of the date hereof

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

Acting severally on behalf of themselves and the several Underwriters named in
Schedule I hereto

By:  MERRILL LYNCH, PIERCE,
     FENNER & SMITH
     INCORPORATED



By:  /s/ ALEXANDER VIRTUE
     ---------------------------------------------
     Name:  Alexander Virtue
     Title: Director, Investment Banking


By:  MORGAN STANLEY & CO.
     INCORPORATED



By:  /s/ CARL D. LEVIN
     ---------------------------------------------
     Name:  Carl D. Levin
     Title: Vice President

                                                                      SCHEDULE I

                                                           NUMBER OF FIRM SHARES
                           UNDERWRITER                        TO BE PURCHASED
---------------------------------------------------------  ---------------------
Merrill Lynch, Pierce, Fenner & Smith
Incorporated.............................................             4,273,795
Morgan Stanley & Co. Incorporated........................             4,273,795
Citigroup Global Markets, Inc. ..........................               732,650
CIBC World Markets Corp..................................               732,650
JMP Securities LLC.......................................               732,650
Thomas Weisel Partners LLC...............................               732,650
Wachovia Capital Markets, LLC............................               732,650
                                                           ---------------------
         Total:..........................................            12,210,840
                                                           ---------------------

                                                                     SCHEDULE II


                                                                  NUMBER OF
                                                                FIRM SHARES TO
                SELLING SHAREHOLDERS                                BE SOLD
---------------------------------------------------------  ---------------------
NCIC MHG Subsidiary LLC..................................             8,250,706
NorthStar Partnership, L.P. .............................               126,970
SORCO Interfund LLC......................................             1,055,669
                                                           ---------------------
         Total:..........................................             9,433,345
                                                           ---------------------

                                                                    SCHEDULE III

                             TIME OF SALE PROSPECTUS

1. Preliminary Prospectus issued July 11, 2007.

2. Free Writing Prospectus dated July 19, 2007.

                                                                       EXHIBIT D

                             FORM OF LOCK-UP LETTER



                                                             _____________, 2007

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 250 Vesey Street
New York, New York 10080

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), as representatives of the several underwriters (the "UNDERWRITERS") named in the Underwriting Agreement, propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Morgans Hotel Group Co., a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the Underwriters of the common stock, $.01 par value per share, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to participate in the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (such shares of Common Stock and such securities convertible into or exercisable or exchangeable for Common Stock, together the "MHG CO. SECURITIES"), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of MHG Co. Securities, in cash or otherwise.

         The foregoing paragraph shall not apply to (a) transactions relating to MHG Co. Securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") shall be required or shall be voluntarily made in connection with subsequent sales of MHG Co. Securities acquired in such open market transactions, (b) transfers of MHG Co. Securities as a bona fide gift, (c) distributions or transfers of MHG Co. Securities; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, distributee or transferee shall agree to be bound by the lock-up restrictions set forth in this letter as if a party hereto and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing paragraph, (d) any disposition not effected in the public trading markets in response to a tender offer for MHG Co. Securities or otherwise in connection with a proposed business combination transaction involving the Company, (e) pledges permitted pursuant to, and subject to the provisions set forth in, the lock-up agreement signed by NorthStar Partnership L.P. in connection with the Public Offering or (f) any direct or indirect pledge, sale, transfer, disposition, or other transaction relating to the transactions contemplated by that certain Agreement and Plan of Merger dated as of or about July 19, 2007, by and among W. Edward Scheetz, David T. Hamamoto, Northstar Capital Investment Corp. and Northstar Partnership L.P. (the "Merger Agreement"), including, without limitation, with respect to the financing of the transactions contemplated by the Merger Agreement. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley and Merrill Lynch on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any MHG Co. Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions. Notwithstanding the foregoing, the undersigned may enter into a trading plan designed to comply with SEC Rule 10b5-1, provided that no sales or other dispositions of any of the undersigned's Common Stock occurs during the 90-day restricted period.

         The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This agreement shall expire and be of no further force and effect if the Public Offering is not completed by August 10, 2007.



                                    Very truly yours,



                                    --------------------------------------------
                                    (Name)



                                    --------------------------------------------
                                    (Address)